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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 30, 1997




                               RED ROOF INNS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


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   DELAWARE                                           1-14058                         31-1393666
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
(STATE OF INCORPORATION)                     (COMMISSION FILE NUMBER)  (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

  4355 DAVIDSON ROAD, HILLIARD, OHIO                                                  43026-2491
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                                              (ZIP CODE)
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       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (614) 876-3200













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ITEM 5. OTHER EVENTS

On May 21, 1997, the Company refinanced its $150 million bank credit facility with a $250 million bank credit facility due May 21, 2002. In connection with the refinancing, the Company recognized an extraordinary charge against income of $746,000, net of tax, ($.03 per share) related to the write-off of unamortized loan costs on the $150 million credit facility.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.01

$250,000,000 AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 21, 1997, among RED ROOF INNS, INC., as the Borrower, and CERTAIN COMMERCIAL LENDING INSTITUTIONS, as the Lenders, and CIBC WOOD GUNDY SECURITIES CORP, and THE HUNTINGTON NATIONAL BANK, as Arrangers, CIBC WOOD GUNDY SECURITIES CORP., as Syndication Agent and Documentation Agent and THE HUNTINGTON NATIONAL BANK, as Administrative Agent and Collateral Agent.
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SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: June 30, 1997
                                    RED ROOF INNS, INC.



                                    By: /s/ David N. Chichester
                                        ---------------------------
                                    Name:  David N. Chichester
                                    Title: Executive Vice President
                                           & Chief Financial Officer

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                                 EXHIBIT INDEX



Exhibit 10.01

$250,000,000 AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 21, 1997, among RED ROOF INNS, INC., as the Borrower, and CERTAIN COMMERCIAL LENDING INSTITUTIONS, as the Lenders, and CIBC WOOD GUNDY SECURITIES CORP, and THE HUNTINGTON NATIONAL BANK, as Arrangers, CIBC WOOD GUNDY SECURITIES CORP., as Syndication Agent and Documentation Agent and THE HUNTINGTON NATIONAL BANK, as Administrative Agent and Collateral Agent.